UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

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TURNKEY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-186282	33-1225521
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2929 East Commercial Blvd., PH-D, Fort Lauderdale, FL 33308

(Address of Principal Executive Office) (Zip Code)

954-440-4678

(Registrant’s telephone number, including area code)

_________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01

CHANGES IN REGISRANT’S CERTIFYING ACCOUNTANT

Item 4.01(a)

Previous Independent Accountants

a.

On August 18, 2017, Green & Company, CPAs (“Green”) was dismissed as Turnkey Capital, Inc.’s (the “Company”) independent accountant.

b.

Green & Company CPAs had yet to report on any of the Company’s financial statements.

c.

Our Board of Directors participated in and approved the decision to change independent accountants.

d.

We have authorized Green to respond fully to the inquiries of the successor accountant.

e.

During the interim period through August 18, 2017, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.

The Company provided a copy of the foregoing disclosures to Green on the date of the filing of this Report and requested that Green furnish a letter addressed to the Securities & Exchange Commission stating whether it agrees with the statements in this Report.

Item 4.01(b)

New Independent Accountants

a.

On August 18, 2017, the Company re-engaged Baum & Company, PA of Miami, Florida, as its registered independent public accountant.  The Company did not have any disagreements with Baum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2017	TURNKEY CAPITAL, INC.

	By:	/s/ Neil Swartz
Neil Swartz
Chief Executive Officer